EXHIBIT 99.1

Vonage Completes the Acquisition of Nexmo, Advancing Vonage’s Mission to Become the Global Cloud Communications Leader

Company Closes on New Credit Facility, Executes Increased Share Repurchase

HOLMDEL, N.J., June 6, 2016 – Vonage Holdings Corp. (NYSE: VG) (the “Company”), a leading provider of cloud communications services for businesses, has completed the acquisition of privately-held Nexmo, Inc. (“Nexmo”), a global leader in the Communications Platform as a Service (“CPaaS”) segment of the Cloud Communications market. This acquisition accelerates Vonage’s growth strategy, deepens its technology capabilities and elevates its leadership position in Cloud Communications.

San Francisco-based Nexmo provides application program interfaces (“APIs”) for text messaging and voice communications, allowing developers and enterprises to embed contextual, programmable communications into mobile apps, websites and business systems, creating better customer engagement and integrated workflows.

“We are excited to complete the Nexmo acquisition, which positions Vonage as among the largest and fastest growing cloud communications companies in the world. This transaction combines the best of UCaaS with the best of CPaaS to deliver the most complete product offering in cloud communications,” said Alan Masarek, Vonage CEO. “Not only does Nexmo expand our total addressable market, but we have acquired a cutting-edge technology company that is redefining how enterprises communicate with their customers via text, social media, voice and chat.”

Mr. Masarek continued, “Nexmo enhances Vonage’s UCaaS offering by incorporating messaging and web/app-based voice to address businesses’ rapidly increasing mobile, social media and contextual communications needs. Whether helping the world’s largest e-commerce platform to provide in-app messaging communications to end users, or enabling a leading global airline to connect its CRM software to chat apps and manage the customer experience, Nexmo is changing the way businesses communicate with their customers.”

Vonage’s strength in voice, coupled with Nexmo’s strength in messaging, will position the Company as a best-in-class leader across the two dominant modes of communication – voice and messaging. Nexmo’s product suite will enhance Vonage’s overall cloud communications products and strengthen the Company’s presence with leading global enterprise and technology customers.

Founded in 2011, Nexmo has offices in London, Hong Kong and Singapore in addition to its San Francisco headquarters, and is the world’s second largest CPaaS company as measured by revenue. Nexmo has the largest global network of interconnected carriers, more than 650 in total, delivering the best API-based communications platform for messaging, programmable voice and chat apps. By joining Vonage, Nexmo will benefit from the power of Vonage’s carrier-grade voice network, the strength of the Vonage brand, broad sales distribution in the U.S., and significant operational and financial scale and resources.

Nexmo has more than 350 tech-savvy enterprise customers worldwide, more than 114,000 registered developers and processes more than 5 billion API calls annually. Nexmo also represents a platform and entry point for Vonage to expand its brand globally and sell its solutions in EMEA, Asia Pacific and other attractive geographies.

Transaction Terms and Financing

Under the agreement, Nexmo shareholders are receiving consideration of $230 million, with an additional earn-out opportunity of up to $20 million contingent upon Nexmo achieving certain performance targets. Of the consideration, $195 million (net of cash acquired) was paid at close, consisting of $163 million of cash and approximately 6.8 million in shares of Vonage common stock valued at $32 million. The remaining $35 million of the $230 million purchase price is in the form of restricted cash and restricted stock held by Nexmo management and employees, both subject to vesting requirements over time. This structure provides significant long-term incentives and retention value for Nexmo management. The earn-out opportunity is payable in cash or stock at Vonage's election.

Increased Share Repurchase Activity Since Announcement of Nexmo Agreement
Vonage utilized its current, four-year $100 million repurchase program to actively buy back common shares since announcing its plans to acquire Nexmo on May 5. From May 5 through June 3, 2016, Vonage repurchased approximately 4.8 million shares at an average price of $4.23. Year-to-date, Vonage has repurchased 7.2 million shares for $32 million at an average price of $4.41. The increased repurchase activity in 2016 has more than offset Vonage shares being issued to Nexmo as part of the closing consideration, and was executed at accretive share prices, effectively reducing the purchase price of Nexmo.
New Credit Facility Reflects Strong Cash Flow Generation
In conjunction with the completion of the acquisition, Vonage closed on an expanded $450 million credit facility. The new facility consists of a four-year, $125 million senior secured term loan and a $325 million revolving credit facility, both bearing interest at LIBOR plus 2.50%-3.25% depending on total leverage, and matures in 2020. Proceeds from the new credit facility were used to finance the acquisition of Nexmo and repay the approximately $198 million outstanding under Vonage’s existing credit facility. The new facility also provides unused revolver capacity which, together with Vonage’s free cash flow generation, represents strategic flexibility for investments in growth, including additional acquisitions.

The lenders under the credit facility include JPMorgan Chase Bank, N.A., which also acted as administrative agent, Citizens Bank, N.A., Fifth Third Bank, MUFG Union Bank N.A., Santander Bank, N.A., Silicon Valley Bank, SunTrust Bank, and Keybank National Association.

For more on Vonage’s acquisition of Nexmo, watch this video with Vonage CEO, Alan Masarek.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger; (ii) future financial and operating results following the merger; (iii) the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; (iv) the competitive position and opportunities of the combined company; (v) the impact of the merger on the market for the combined company’s products; and (vi) the timing of the completion of the merger. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: risks related to the integration of Nexmo and the anticipated future benefits resulting from the acquisition of Nexmo; the combined company’s ability to react to trends and challenges in our business and the markets in which we operate; the combined company’s ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of the combined company’s products; the combined company’s ability to establish and maintain successful relationships with our distribution partners; the competition we face; the expansion of competition in the unified communications market; our ability to adapt to rapid changes in the market for voice and messaging services; our ability to retain customers and attract new customers; the risk associated with developing and maintaining effective internal sales teams; the risk associated with developing and maintaining effective distribution channels; risks related to the acquisition or integration of future businesses; security breaches and other compromises of information security; risks associated with sales of our UCaaS services to medium-sized and enterprise customers; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our reliance on third party hardware and software; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; uncertainties relating to regulation of VoIP services; results of regulatory inquiries into our business practices; fraudulent use of our name or services; our ability to establish and expand strategic alliances; risks associated with operating abroad; liability under anti-corruption laws; governmental regulation and taxes in our international operations; our dependence upon key personnel; our dependence on our customers' existing broadband connections; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2015, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for businesses. Vonage transforms the way people work and businesses operate through a portfolio of communications solutions that enable internal collaboration among employees, while also keeping companies closely connected with their customers, across any mode of communication, on any device. The Company also provides a robust suite of feature-rich residential communication solutions. In 2015, the Company was named a Visionary in the Gartner Magic Quadrant for Unified Communications-as-a-Service, Worldwide and also earned the Frost & Sullivan Growth Excellence Leadership Award for Hosted IP and Unified Communications and Collaboration (UCC) Services. For more information, visit www.vonage.com.
Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage® is a registered trademark of Vonage America Inc. To follow Vonage on Twitter, please visit www.twitter.com/vonage. To become a fan on Facebook, go to www.facebook.com/vonage. To subscribe on YouTube, visit www.youtube.com/vonage.

Investor Contact: Hunter Blankenbaker, 732.444.4926, hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano, 732.365.1363, joann.tizzano@vonage.com

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